UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2007
Luby's, Inc.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Delaware	74-1335253
(State of incorporation)	(IRS Employer Identification Number)

13111 Northwest Freeway, Suite 600 Houston, Texas 77040
(Address of principal executive offices, including zip code)

(713) 329-6800
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Grants of Incentive Stock Options and Restricted Stock for Executive Officers

On November 14, 2007, pursuant to the Luby’s Incentive Stock Plan, the Board of Directors of Luby’s, Inc. approved grants of options to purchase the Company’s common stock for the following executive officers: K. Scott Gray, the Company's Senior Vice President and Chief Financial Officer (9,217 options); and Peter Tropoli, the Company's Senior Vice President, General Counsel and Secretary, (14,055 options).  The exercise price of the stock options is the closing market price on the date of the grant, $11.10 and the options vest and become exercisable at a rate of 25% per year.  Vested options must be exercised within 10 years of grant.

The Board also approved grants of the Company’s common stock in the form of restricted stock.  Mr. Gray received 4,171 restricted stock units, and Mr. Tropoli received 6,361 restricted stock units. The restricted stock fully vests and becomes unrestricted on November 14, 2010. The restricted stock is valued at the closing price of the Company’s Common Stock of $11.10 per share on November 14, 2007.

Incentive Compensation for Executive Officers

The Board of Directors also approved awards of incentive compensation for each of Messrs. Gray and Tropoli for fiscal year 2007, for the amounts listed below:

Name and Position	Fiscal 2007 Incentive Compensation
K. Scott Gray Senior Vice President and Chief Financial Officer	$9,400
Peter Tropoli Senior Vice President General Counsel and Secretary	$10,000

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1            Form of Restricted Stock Award Agreement

Exhibit 10.2            Form of Incentive Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY'S, INC.
(Registrant)

Date:	November 16, 2007	By:	/s/Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer